As filed with the Securities and Exchange Commission on November 20, 2002

                                                            Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                               ------------------

                               QCR HOLDINGS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Delaware                                               42-1397595
--------------------------------------------------------------------------------
State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)
                                                          ------------------

                           3551 7th Street, Suite 204
                             Moline, Illinois 61265
                    ----------------------------------------
                    (Address of principal executive offices)


                 QCR HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN
                 -----------------------------------------------
                            (Full title of the plan)

                                 Todd A. Gipple
         Executive Vice President, Chief Financial Officer and Secretary
                               QCR Holdings, Inc.
                           3551 7th Street, Suite 204
                             Moline, Illinois 61265
         ---------------------------------------------------------------
                     (Name and address of agent for service)

                                 (309)-736-3580
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 With copies to:
                             John E. Freechack, Esq.
                          Lynne D. Mapes-Riordan, Esq.
              Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC
                        333 West Wacker Drive, Suite 2700
                             Chicago, Illinois 60606
                                 (312) 984-3100

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed Maximum      Proposed Maximum
     Title of Securities            Amount to be         Offering Price          Aggregate             Amount of
       to be Registered             Registered(1)       per Share(2) (3)     Offering Price(2)       Registration
                                                                                    (3)               Fee(2) (3)
------------------------------- ---------------------- -------------------- --------------------- ---------------
Common Stock, $1.00 par value      150,000 shares            $15.11              $2,266,500             $209.00
=================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) It is impractical to state the offering maximum price. The purchase price for each share of Common Stock offered will be between 85% to 100% of the fair market value of such share on a future date as described in the Plan.

(3) Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the Registrant's common stock as quoted on Nasdaq SmallCap Market on November 15, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the QCR Holdings, Inc. Employee Stock Purchase Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Certain Documents by Reference.

The following documents previously or concurrently filed by QCR Holdings, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K filed with the Commission for the Company's fiscal year ended June 30, 2002 (File No. 000-22208) on August 28, 2002;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the last fiscal year covered by the Form 10-K referred to in (a) above; and

     (c) The description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 8-A (File No. 0-22208), filed with the Commission on August 9, 1993, and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration
Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

In accordance with the Delaware General Corporation Law, Articles IX and X of the Company's Certificate of Incorporation provides as follows:

     ARTICLE IX: Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

     ARTICLE X: To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     Article VII of the Company's Bylaws further provides as follows:

Section 7.1 DIRECTORS AND OFFICERS. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

  (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

  (c) To the extent that any person referred to in paragraphs (a) and (b) of this Section 7.1 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

  (d) Any indemnification under paragraphs (a) and (b) of this Section 7.1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 7.1. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

  (e) Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as provided in this Section 8.1. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

  (f) The indemnification and advancement of expenses provided by or granted pursuant to this Section 7.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

  (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section 7.1.

  (h) For purposes of this Section 7.1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section 7.1.

  (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  (j) Unless otherwise determined by the board of directors, references in this section to "the corporation" shall not include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 7.2 EMPLOYEES AND AGENTS. The board of directors may, by resolution, extend the indemnification provisions of the foregoing Section 7.1 to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Company also carries Directors' and Officers' liability insurance in the amount of $7.5 million.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include: (i) any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements of filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunder duly authorized, in the City of Moline, State of Illinois, on November 20, 2002.

                                 QCR HOLDINGS, INC.

                            By:  /s/ Douglas M. Hultquist
                                 -----------------------------------------------
                                 Douglas M. Hultquist
                                 President and Chief Executive Officer

                            By:  /s/ Todd A. Gipple
                                 -----------------------------------------------
                                 Todd A. Gipple
                                 Executive Vice President and Chief Financial Officer

                                 QCR HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

                                 By:   QCR HOLDINGS, INC.

                                 By: /s/ Douglas M. Hultquist
                                 -----------------------------------------------
                                 Douglas M. Hultquist
                                 President and Chief Executive Officer

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Douglas M. Hultquist and Todd A. Gipple, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on November 20, 2002.

          Signature                                        Title
--------------------------------------------------------------------------------


/s/ Douglas M. Hultquist                  President, Chief Executive Officer and
------------------------------------      Director
Douglas M. Hultquist

/s/ Michael A. Bauer                      Chairman of the Board and Director
------------------------------------
Michael A. Bauer

/s/ Patrick S. Baird                      Director
------------------------------------
Patrick S. Baird

/s/ James J. Brownson                     Director
------------------------------------
James J. Brownson

/s/ Larry J. Helling                      Director
------------------------------------
Larry J. Helling

/s/ John K. Lawson                        Director
------------------------------------
John K. Lawson

/s/ Ronald G. Peterson                    Director
------------------------------------
Ronald G. Peterson

/s/ Henry Royer                           Director
------------------------------------
Henry Royer

/s/ John W. Schricker                     Director
------------------------------------
John W. Schricker

                               QCR HOLDINGS, INC.
                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT
                                  Incorporated

                                                          Herein by                  Filed
Exhibit No.               Description                    Reference to               Herewith
-----------------------------------------------------------------------------------------------------
    4.1          Certificate of  Incorporation,   Exhibit  number  2.1  to the
                 as amended,  of QCR  Holdings,   Company's  Form 10-Q for the
                 Inc.                             fiscal     quarter     ended
                                                  September 30, 2001

    4.2          Amendment  to the  Certificate   Exhibit   number  3(iii)  to
                 of Incorporation of QCR          the Company's Form 10-Q
                 Holdings, Inc.                   for the fiscal quarter ended
                                                  September 30, 2002

    4.3          Bylaws of QCR Holdings, Inc.,    Exhibit   number   3(ii)  to
                 Inc., as amended                 Company's Form 10-Q for the
                                                  fiscal quarter ended
                                                  September 30, 2002

    5.1          Opinion of Barack Ferrazzano                                           X
                 Ferrazzano Kirschbaum
                 Perlman & Nagelberg, LLC

    10.1         QCR Holdings, Inc. Employee      The Company's  proxy
                 Employee Stock Purchase Plan     statement filed on
                                                  September 12, 2002 for the
                                                  annual meeting held on
                                                  October 23, 2002, in which
                                                  the Purchase Plan was
                                                  included as Appendix A

    23.1         Consent of McGladrey &                                                 X
                 Pullen, LLP

    23.2         Consent of Barack Ferrazzano                                  Included in
                 Ferrazzano Kirschbaum                                         Exhibit 5.1
                 Perlman & Nagelberg, LLC


    24.1         Power of Attorney                                             Included on the
                                                                               Signature Page to
                                                                               this Registration
                                                                               Statement